UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2012

SYNAGEVA BIOPHARMA CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23155	56-1808663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

128 Spring Street, Suite 520, Lexington, Massachusetts 02421

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 357-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

As an update to Synageva BioPharma Corp.’s (the “Company’s”) disclosure in its previous filings with the Securities and Exchange Commission (“SEC”), today the Company voluntarily announced that on November 23, 2012, at an initial opposition hearing held at the European Patent Office in Munich, Germany, a three member panel upheld patent claims that relate generally to the use of Lysosomal Acid Lipase (“LAL”) for the treatment of LAL Deficiency. The lead clinical development program of the Company currently evaluates its LAL product candidate, sebelipase alfa, as a treatment for patients with early onset and late onset LAL Deficiency and therefore the upheld patent claims may be relevant to sebelipase alfa. This preliminary decision was delivered informally at the conclusion of the hearing and the Company expects the panel’s formal, written decision to be available in the near future.

The Company continues to believe that the patent claims do not affect its freedom to conduct clinical trials for sebelipase alfa. The Company disagrees with the ruling at the initial hearing, and continues to believe that the patent claims are invalid due to a substantial body of prior art.

The Company will review the panel’s written decision when available and intends to appeal the initial decision to a European Patent Office Board of Appeal. The Company has also recently commenced proceedings in the United Kingdom Patents Court and the French court system seeking a declaration that the issued patent is invalid and that the currently anticipated activities related to the development and commercialization of sebelipase alfa do not infringe the patent claims.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” Such statements include, but are not limited to, statements regarding the ultimate validity of certain patent claims that relate generally to the use of LAL, the impact of such patent claims on the Company’s activities, and the Company’s response to the ruling. Outcomes of intellectual property disputes are inherently uncertain. Many factors may cause actual results to differ materially from forward-looking statements, including decisions of courts and regulatory bodies that are beyond the Company’s control, inaccurate assumptions and a broad variety of risks and uncertainties, some of which are unknown, including those identified under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2012, and other filings the Company periodically makes with the SEC and others of which are not. No forward-looking statement is a guarantee of future results or events, and investors should avoid placing undue reliance on such statements. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAGEVA BIOPHARMA CORP.

By:	/s/ Sanj K. Patel
Sanj K. Patel
President and Chief Executive Officer

Date: December 17, 2012